Exhibit 23.2

Leonard Friedman

Certified Public Accountant	LeonardFriedmanCPA@gmail.com

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cuentas Inc. of our reports dated December 23, 2021 relating to the financial statements, for the years ended December 31, 2020 and 2019 and for the nine months ended September 30, 2021.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Leonard Friedman

Certified Public Accountant

February 14, 2022

385 Old Westbury Road, East Meadow, New York 11554 Tel: (516) 735-0824 Fax: (516) 735-6301